Exhibit 99.1

    Collectors Universe Reports Metrics for First Fiscal Quarter 2005, Ended
                               September 30, 2004

   21% Increase in Total Units Graded and Authenticated Over Comparable Period
                                    Last Year

    NEWPORT BEACH, Calif., Oct. 8 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), the leading provider of value-added grading and authentication services to dealers and collectors of high-end collectibles, today published its unit performance metrics for first quarter of fiscal year 2005, ended September 30, 2004. The Company reports units graded and authenticated, on a quarterly basis, for coin, sportscard, autograph and stamp markets. The Company's brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sportscards, PSA/DNA Authentication Services (PSA/DNA) for autographs and Professional Stamp Experts (PSE) for stamps.
    Total units graded and authenticated grew 21% for the first quarter of fiscal year 2005, ended September 30, 2004, to 663,000 units compared to 549,000 units in the same period in fiscal 2004.
    Michael Haynes, Chief Executive Officer commented, "We continue to enjoy increases in submissions and deliveries in almost all of our markets as we focus our efforts on the grading and authentication business. These results are evidence of our effective execution of plans to grow our business in our existing markets and the influence of the favorable financial environment afforded by real interest rates, gold prices and disposable personal income."

    PCGS Units
    PCGS units graded and authenticated increased 32% in the first quarter of fiscal year 2005 to 371,000 units compared to 282,000 for the same period in 2004.

    PSA Units
    PSA units graded and authenticated grew 5% in the first quarter of fiscal year 2005 to 265,000 units compared to 253,000 for the same period in 2004.

    PSA/DNA Units
    The number of autographs authenticated grew 144% in the first quarter of fiscal year 2005 to 22,000 units compared to 9,000 for the same period in 2004.

    PSE Units
    PSE units graded and authenticated in the first quarter of fiscal year 2005 remained steady at 5,000 compared to the same period in 2004.

    Collectors Universe plans to report its first quarter of fiscal year 2005 results during the week of November 1st.

    About Collectors Universe
    Collectors Universe, Inc. is the leading provider of value added services to the high-end collectibles market. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company grades and authenticates collectible coins, sportscards, stamps, and autographs. The Company also compiles and publishes authoritative information about collectible sportscards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Forward Looking Information
    This press release contains statements regarding our expectations about our future performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our actual performance in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this press release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, including a potential further slowing of the economy and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, either of which could reduce the volume of grading submissions and, therefore, the grading fees we generate and seasonality and potential fluctuations in quarterly operating results and quarterly cash flows. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

     Contacts:
     Mike Lewis                           Brandi Piacente
     Chief Financial Officer              Investor Relations
     Collectors Universe                  The Anne McBride Co.
     949-567-1375                         212-983-1702 x208
     Email: mlewis@collectors.com         Email: bpiacente@annemcbride.com

SOURCE  Collectors Universe, Inc.
    -0-                             10/08/2004
    /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe, Inc., +1-949-567-1375, or mlewis@collectors.com; or Brandi Piacente, Investor Relations of The Anne McBride Co., +1-212-983-1702, ext. 208, or bpiacente@annemcbride.com/
    /Web site:  http://www.collectors.com /
    (CLCT)

CO:  Collectors Universe, Inc.
ST:  California
IN:  ENT
SU: